Amendment No. 3
to Employment Agreement
This Amendment No. 3 (“Amendment”) to the EMPLOYMENT AGREEMENT (“Agreement”) is made as of May 4, 2017 (“Amendment Effective Date”) by and between GTT Communications, Inc. (formerly Global Telecom & Technology, Inc.) (“Company”) and Richard D. Calder, Jr. (“Executive”).

A.	Company and Executive have entered into the Agreement on May 7, 2007.

B.	Company and Executive amended the Agreement previously on May 14, 2008 and September 7, 2011.

C.	Company and Executive desire to amend the Agreement in accordance with the terms of this Amendment.
Accordingly, the parties, intending to be legally bound, hereby agree as follows:

1.	Definitions. Unless otherwise defined in this Amendment, all capitalized terms shall have the meanings ascribed to such terms in the Agreement.

2.	Termination – By Company without Cause; By Executive for Good Reason. Section 7.4 of the Agreement is amended by replacing the current language with the following:

7.4 Termination – By Company without Cause; By Executive for Good Reason. The Company may terminate the Executive’s employment hereunder at any time, without any Cause, and Executive may resign for Good Reason (as hereinafter defined), without any liability other than to pay to the Executive: (i) his base salary through the effective date of termination; (ii) the continuation of base salary and health benefits for a period of eighteen (18) months after the termination of his employment; (iii) his annual bonus on a pro-rated basis through the effective date of termination as measured for that calendar year; plus (iv) 100% of the target annual bonus the Executive would have been eligible to receive for the eighteen (18) month period after the date of termination. All existing equity grants, including restricted stock, stock options and all other equity grants of any type, will immediately vest upon the effective date of termination.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be effective as of the Amendment Effective Date stated above.
GTT Communications, Inc.
By: ______________________________________        By: ___________________________
Print Name:_______________________________            Name: Richard D. Calder, Jr.
Print Title:________________________________